Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS Results

for the fourth quarter and full year of 2023

SANTA ANA, Calif., Feb. 7, 2024 – First American Financial Corporation (NYSE: FAF), a premier provider of title, settlement and risk solutions for real estate transactions and the leader in the digital transformation of its industry, today announced financial results for the fourth quarter ended Dec. 31, 2023.

Current Quarter Highlights

•
Results were materially impacted by the company's previously disclosed cybersecurity incident
•
Earnings per diluted share of $0.33, or $0.69 per share on an adjusted basis
•
Total revenue of $1.4 billion, down 15 percent compared with last year

- Adjusted total revenue of $1.5 billion, down 18 percent compared with last year

•
Title Insurance and Services segment investment income of $132 million, unchanged compared with last year
•
Title Insurance and Services segment pretax margin of 4.5 percent, or 7.5 percent on an adjusted basis
•
Commercial revenues of $172 million, down 32 percent compared with last year
•
Home Warranty segment pretax margin of 14.9 percent, or 19.9 percent on an adjusted basis
•
Debt-to-capital ratio of 28.6 percent, or 22.3 percent excluding secured financings payable of $553 million
•
Repurchased 328,863 shares for a total of $17.7 million at an average price of $53.85

Full Year Highlights

▪
Earnings per diluted share of $2.07, or $3.80 per share on an adjusted basis
▪
Total revenue of $6.0 billion, down 21 percent compared with last year

‑ Adjusted total revenue of $6.2 billion, down 24 percent compared with last year

▪
Title Insurance and Services segment investment income of $540 million, up 50 percent compared with last year
▪
Title Insurance and Services segment pretax margin of 8.6 percent, or 9.9 percent on an adjusted basis
▪
Commercial revenues of $658 million, down 37 percent compared with last year
▪
Home Warranty pretax margin of 13.0 percent, or 14.2 percent on an adjusted basis
▪
Repurchased 1.3 million shares for a total of $73 million at an average price of $55.18
▪
Raised the common stock dividend by 2 percent to an annual rate of $2.12 per share
▪
Named one of the 100 Best Companies to Work For by Great Places to Work® and Fortune Magazine for the eighth consecutive year

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Total revenue	$1,429.3	$1,684.7	$6,003.5	$7,605.2
Income before taxes	$38.4	$57.7	$274.4	$325.7

Net income	$34.1	$54.3	$216.8	$263.0
Net income per diluted share	$0.33	$0.52	$2.07	$2.45

Adjusted net income	$72.1	$147.7	$397.7	$681.6
Adjusted net income per diluted share	$0.69	$1.41	$3.80	$6.35

Total revenue for the fourth quarter of 2023 was $1.4 billion, down 15 percent compared with the fourth quarter of 2022. Net income in the current quarter was $34 million, or 33 cents per diluted share, compared with net income of $54 million, or 52 cents per diluted share, in the fourth quarter of 2022. Net investment losses in the current quarter were $42 million, or 30 cents per diluted share, compared with net investment losses of $113 million, or 82 cents per diluted share, in the fourth quarter of last year. The net investment losses in the current quarter were primarily due to the sale of fixed-income securities in connection with the company’s tax planning efforts, partly offset by gains from changes in the fair market value of equity securities. Net investment losses in the same quarter of last year were also due to the sale of fixed-income securities in connection with the company’s tax planning efforts and recognized losses in the company's venture portfolio. Adjusted net income in the current quarter was $72 million, or 69 cents per diluted share, compared with $148 million, or $1.41 per diluted share, in the fourth quarter of last year. The effective tax rate in the current quarter of 10.7 percent was driven by recognition of research and development tax credits. This produced a net benefit of 5 cents per diluted share when compared to a normalized tax rate of 24 percent.

Total revenue for the full year 2023 was $6.0 billion, down 21 percent compared with the prior year. Net income was $217 million, or $2.07 per diluted share, compared with net income of $263 million, or $2.45 per diluted share. Net investment losses for the full year 2023 were $206 million, or $1.46 per diluted share, compared with net investment losses of $516 million, or $3.63 per diluted share in 2022. Adjusted net income in 2023 was $398 million, or $3.80 per diluted share, compared with $682 million, or $6.35 per diluted share in 2022.

“We were performing well in a challenging market ahead of the cybersecurity incident that occurred in late December,” said Ken DeGiorgio, chief executive officer at First American Financial Corporation. "We elected to take systems offline which materially impacted the company's operations and, consequently, our fourth quarter financial results. Our title orders and related product demand appear to have returned to normal levels, however. We expect no significant ongoing impact from the incident.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

“While difficult market conditions will likely persist this year, we do expect to benefit from modest growth in both our residential and commercial businesses, but this could change depending on the path of mortgage rates. We continue to run our business efficiently and maintain a strong balance sheet, which allows us to invest in strategic initiatives that support long-term growth, while returning capital to shareholders.

"We are grateful for the significant support provided by our agents and customers and other industry participants during our cybersecurity incident. I also appreciate the patience our customers demonstrated as we worked through the process of returning to normal operations.

"In addition, we have consistently highlighted the importance of our people to the success of our business. The incredible dedication and resilience they demonstrated in response to the cybersecurity incident underscores this principle. I greatly appreciate their tireless efforts to serve our customers and restore our systems."

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	December 31,
	2023	2022
Total revenues	$1,321.1	$1,612.8

Income before taxes	$59.8	$112.6
Pretax margin	4.5%	7.0%
Adjusted pretax margin	7.5%	10.8%

Title open orders(1)	124,600	153,100
Title closed orders(1)	100,600	125,300

U.S. Commercial
Total revenues	$171.6	$250.6
Open orders	21,600	24,300
Closed orders	15,600	18,200
Average revenue per order	$11,000	$13,800
(1) U.S. direct title insurance orders only.

Total revenues for the Title Insurance and Services segment during the fourth quarter were $1.3 billion, down 18 percent compared with the same quarter of 2022. Operating revenue line items in the current quarter were negatively impacted by the previously disclosed cybersecurity incident that occurred in late December.

Direct premiums and escrow fees declined 20 percent compared with the fourth quarter of 2022, driven by a 20 percent decline in the number of direct title orders closed in our domestic operations and a 3 percent decline in the average revenue per order closed. The average revenue per direct title order decreased to $3,899, primarily attributable to the impact of lower average revenue per order for

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

commercial transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, declined 24 percent in the current quarter as compared with last year.

Information and other revenues were $211 million during the quarter, down $28 million, or 12 percent, compared with last year. This decline was primarily due to reduced demand for the company’s data and property information products in our direct title businesses.

Investment income was $132 million in the fourth quarter, unchanged compared with the same quarter last year. Lower average balances in the company’s investment portfolio, escrow balances and tax-deferred property exchange balances were offset by higher interest rates. Net investment losses totaled $32 million in the current quarter, compared with net investment losses of $60 million in the fourth quarter of 2022. Net investment losses in both periods were primarily due to the sale of fixed-income securities in connection with the company’s tax planning efforts, partly offset by a favorable change in the fair value of marketable equity securities.

Personnel costs were $464 million in the fourth quarter, down $59 million, or 11 percent, compared with the same quarter of 2022. The decline in personnel costs was primarily due to lower salary expense driven by fewer employees, reduced incentive compensation as a result of the decline in revenue and profitability, and a decline in severance expense compared with the fourth quarter of 2022.

Other operating expenses were $227 million in the fourth quarter, a decrease of $23 million, or 9 percent, compared with the fourth quarter of 2022. The decrease was primarily attributable to lower production expense across several business units due to lower transaction volumes, and reduced discretionary expense.

The provision for policy losses and other claims was $30 million in the fourth quarter, or 3.0 percent of title premiums and escrow fees, down from the 4.0 percent loss provision rate in the prior year. The fourth quarter rate reflects an ultimate loss rate of 3.75 percent for the current policy year and a net decrease of $8 million in the loss reserve estimate for prior policy years.

Depreciation and amortization expense was $48 million in the fourth quarter, up $6 million, or 15 percent, compared with the same period last year, due to higher amortization of internally developed software.

Interest expense was $21 million in the current quarter, up $6 million, or 37 percent from last year primarily due to higher cost of funds on deposit balances at the company's banking operations.

Pretax income for the Title Insurance and Services segment was $60 million in the fourth quarter, compared with $113 million in the fourth quarter of 2022. Pretax margin was 4.5 percent in the current quarter, compared with 7.0 percent last year. Adjusted pretax margin was 7.5 percent in the current period, compared with 10.8 percent last year.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

Home Warranty

($ in millions)

	Three Months Ended
	December 31,
	2023	2022
Total revenues	$98.8	$108.3

Income before taxes	$14.7	$15.6
Pretax margin	14.9%	14.4%
Adjusted pretax margin	19.9%	18.8%

Total revenues for the Home Warranty segment were $99 million in the fourth quarter, down $10 million, or 9 percent, compared with the fourth quarter of 2022, which included an $8 million deferred revenue benefit. The segment posted pretax income of $15 million this quarter, compared with $16 million last year. The claim loss rate was 43.6 percent in the fourth quarter, compared with 47.4 percent last year, due to fewer claims and lower claim severity. Home Warranty’s pretax margin was 14.9 percent this quarter, compared with 14.4 percent last year. Adjusted pretax margin was 19.9 percent this quarter, compared with 18.8 percent last year.

Corporate

Net investment income was $13 million this quarter, primarily attributable to changes in the value of investments associated with the company’s deferred compensation program. This amount was largely offset by higher personnel expense reflecting returns on the plan participants’ investments.

Net investment losses were $4 million this quarter, compared with losses of $48 million last year. Net investment losses were higher in the fourth quarter of 2022 primarily due to higher unrealized losses recognized in the company’s venture portfolio.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

Teleconference/Webcast

First American’s fourth quarter 2023 results will be discussed in more detail on Thursday, Feb. 8, 2024, at 11 a.m. EST, via teleconference. The toll-free dial-in number is +1-877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Feb. 22, 2024, by dialing +1-201-612-7415 and using the conference ID 13743995. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a premier provider of title, settlement and risk solutions for real estate transactions. With its combination of financial strength and stability built over more than 130 years, innovative proprietary technologies, and unmatched data assets, the company is leading the digital transformation of its industry. First American also provides data products to the title industry and other third parties; valuation products and services; mortgage subservicing; home warranty products; banking, trust and wealth management services; and other related products and services. With total revenue of $6.0 billion in 2023, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2023, First American was named one of the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine for the eighth consecutive year and was named one of the 100 Best Workplaces for Innovators by Fast Company. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in conditions of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; regulation of title insurance rates; limitations on access to public records and other data; climate change, health crises, terrorist attacks, severe weather conditions and other catastrophe events; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio or venture investment portfolio; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework or use of models; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; failures to recruit and retain qualified employees; the company’s use of a global workforce; inability of the company to fulfill parent company obligations and/or pay dividends; inability to realize anticipated synergies or produce returns that justify investment in acquired businesses; a reduction in the deposits at the company’s federal savings bank subsidiary; claims of infringement or inability to adequately protect the company’s intellectual property; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including an adjusted debt to capitalization ratio, personnel and other operating expense ratios, success ratios, net operating revenues; and adjusted revenues, adjusted pretax income, adjusted pretax margin, adjusted net income, and adjusted earnings per share. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the financial leverage, operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in millions, except per share amounts and title orders, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Total revenues	$1,429.3	$1,684.7	$6,003.5	$7,605.2

Income before income taxes	$38.4	$57.7	$274.4	$325.7
Income tax expense	4.1	3.1	58.9	60.4
Net income	34.3	54.6	215.5	265.3
Less: Net income (loss) attributable to noncontrolling interests	0.2	0.3	(1.3)	2.3
Net income attributable to the Company	$34.1	$54.3	$216.8	$263.0

Net income per share attributable to stockholders:
Basic	$0.33	$0.52	$2.08	$2.46
Diluted	$0.33	$0.52	$2.07	$2.45

Cash dividends declared per share	$0.53	$0.52	$2.10	$2.06

Weighted average common shares outstanding:
Basic	104.0	104.6	104.3	107.0
Diluted	104.4	104.9	104.6	107.3

Selected Title Insurance Segment Information
Title orders opened(1)	124,600	153,100	629,100	895,500
Title orders closed(1)	100,600	125,300	455,500	695,900
Paid title claims	$44.4	$36.1	$169.5	$177.1

(1) U.S. direct title insurance orders only.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in millions, unaudited)

	December 31,	December 31,
	2023	2022
Cash and cash equivalents	$3,605.3	$1,223.5
Investments	7,948.9	8,987.2
Goodwill and other intangible assets, net	1,961.3	1,992.0
Total assets	16,802.8	14,955.3
Reserve for claim losses	1,282.4	1,325.3
Notes and contracts payable	1,393.9	1,645.8
Total stockholders’ equity	$4,848.1	$4,657.8

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Segment Information
(in millions, unaudited)

Three Months Ended		Title	Home	Corporate
December 31, 2023	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$539.1	$440.3	$98.7	$0.1
Agent premiums	569.7	569.7	—	—
Information and other	215.6	211.1	4.8	(0.3)
Net investment income	146.6	132.0	1.5	13.1
Net investment losses	(41.7)	(32.0)	(6.2)	(3.5)
	1,429.3	1,321.1	98.8	9.4
Expenses
Personnel costs	501.2	463.7	18.5	19.0
Premiums retained by agents	455.4	455.4	—	—
Other operating expenses	262.2	227.3	20.4	14.5
Provision for policy losses and other claims	73.4	30.3	43.0	0.1
Depreciation and amortization	49.6	48.4	1.2	(0.0)
Premium taxes	15.8	14.9	1.0	(0.1)
Interest	33.3	21.3	—	12.0
	1,390.9	1,261.3	84.1	45.5
Income (loss) before income taxes	$38.4	$59.8	$14.7	$(36.1)

Three Months Ended		Title	Home	Corporate
December 31, 2022	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$656.3	$548.5	$107.7	$0.1
Agent premiums	752.9	752.9	—	—
Information and other	248.0	239.3	4.9	3.8
Net investment income	140.9	131.9	1.5	7.5
Net investment losses	(113.4)	(59.8)	(5.8)	(47.8)
	1,684.7	1,612.8	108.3	(36.4)
Expenses
Personnel costs	549.8	522.2	19.0	8.6
Premiums retained by agents	598.9	598.9	—	—
Other operating expenses	279.5	250.7	20.2	8.6
Provision for policy losses and other claims	105.9	52.0	51.1	2.8
Depreciation and amortization	43.5	42.1	1.3	0.1
Premium taxes	19.8	18.8	1.1	(0.1)
Interest	29.6	15.5	—	14.1
	1,627.0	1,500.2	92.7	34.1
Income (loss) before income taxes	$57.7	$112.6	$15.6	$(70.5)

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Segment Information
(in millions, unaudited)

Year Ended		Title	Home	Corporate
December 31, 2023	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$2,252.1	$1,856.4	$395.6	$0.1
Agent premiums	2,449.3	2,449.3	—	—
Information and other	938.5	917.1	21.7	(0.3)
Net investment income	570.0	540.2	5.9	23.9
Net investment losses	(206.4)	(38.2)	(6.0)	(162.2)
	6,003.5	5,724.8	417.2	(138.5)
Expenses
Personnel costs	1,989.1	1,876.0	77.8	35.3
Premiums retained by agents	1,952.2	1,952.2	—	—
Other operating expenses	1,067.0	937.7	82.8	46.5
Provision for policy losses and other claims	336.3	139.9	193.1	3.3
Depreciation and amortization	188.5	183.6	4.8	0.1
Premium taxes	63.5	59.1	4.4	(0.0)
Interest	132.5	82.3	—	50.2
	5,729.1	5,230.8	362.9	135.4
Income (loss) before income taxes	$274.4	$494.0	$54.3	$(273.9)

Year Ended		Title	Home	Corporate
December 31, 2022	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$3,084.8	$2,662.9	$413.1	$8.8
Agent premiums	3,547.6	3,547.6	—	—
Information and other	1,148.5	1,127.1	13.3	8.1
Net investment income	340.1	359.1	5.1	(24.1)
Net investment losses	(515.8)	(149.8)	(12.5)	(353.5)
	7,605.2	7,546.9	419.0	(360.7)
Expenses
Personnel costs	2,339.6	2,272.9	77.3	(10.6)
Premiums retained by agents	2,829.7	2,829.7	—	—
Other operating expenses	1,272.3	1,155.4	75.7	41.2
Provision for policy losses and other claims	486.3	248.4	211.8	26.1
Depreciation and amortization	167.5	162.3	5.1	0.1
Premium taxes	91.1	86.6	4.5	—
Interest	93.0	34.2	—	58.8
	7,279.5	6,789.5	374.4	115.6
Income (loss) before income taxes	$325.7	$757.4	$44.6	$(476.3)

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions, except margin and per share amounts, unaudited)
Consolidated

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Total revenues	$1,429.3	$1,684.7	$6,003.5	$7,605.2
Non-GAAP adjustments:
Less: Net investment losses	(41.7)	(113.4)	(206.4)	(515.8)
Adjusted total revenues	$1,471.0	$1,798.1	$6,209.9	$8,121.0

Pretax income	$38.4	$57.7	$274.4	$325.7
Non-GAAP adjustments:
Less: Net investment losses	(41.7)	(113.4)	(206.4)	(515.8)
Plus: Purchase-related intangible amortization	9.6	9.0	38.4	37.9
Adjusted pretax income	$89.7	$180.1	$519.2	$879.4

Pretax margin	2.7%	3.4%	4.6%	4.3%
Non-GAAP adjustments:
Less: Net investment losses	(2.7)%	(6.1)%	(3.1)%	(6.1)%
Plus: Purchase-related intangible amortization	0.7%	0.5%	0.7%	0.4%
Adjusted pretax margin	6.1%	10.0%	8.4%	10.8%

Net income	$34.1	$54.3	$216.8	$263.0
Non-GAAP adjustments, net of tax:
Less: Net investment losses	(30.9)	(86.5)	(152.5)	(389.9)
Plus: Purchase-related intangible amortization	7.1	6.9	28.4	28.7
Adjusted net income	$72.1	$147.7	$397.7	$681.6

Earnings per diluted share (EPS)	$0.33	$0.52	$2.07	$2.45
Non-GAAP adjustments, net of tax:
Less: Net investment losses	(0.30)	(0.82)	(1.46)	(3.63)
Plus: Purchase-related intangible amortization	0.07	0.07	0.27	0.27
Adjusted EPS	$0.69	$1.41	$3.80	$6.35

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions except margin, unaudited)
By Segment

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Title Insurance and Services Segment
Total revenues	$1,321.1	$1,612.8	$5,724.8	$7,546.9
Non-GAAP adjustments:
Less: Net investment losses	(32.0)	(59.8)	(38.2)	(149.8)
Adjusted total revenues	$1,353.1	$1,672.6	$5,763.0	$7,696.7

Pretax income	$59.8	$112.6	$494.0	$757.4
Non-GAAP adjustments:
Less: Net investment losses	(32.0)	(59.8)	(38.2)	(149.8)
Plus: Purchase-related intangible amortization	9.5	9.0	38.3	37.8
Adjusted pretax income	$101.3	$181.4	$570.5	$945.0

Pretax margin	4.5%	7.0%	8.6%	10.0%
Non-GAAP adjustments:
Less: Net investment losses	(2.3)%	(3.3)%	(0.6)%	(1.8)%
Plus: Purchase-related intangible amortization	0.7%	0.5%	0.7%	0.5%
Adjusted pretax margin	7.5%	10.8%	9.9%	12.3%

Home Warranty Segment
Total revenues	$98.8	$108.3	$417.2	$419.0
Non-GAAP adjustments:
Less: Net investment losses	(6.2)	(5.8)	(6.0)	(12.5)
Adjusted total revenues	$105.0	$114.1	$423.2	$431.5

Pretax income	$14.7	$15.6	$54.3	$44.6
Non-GAAP adjustments:
Less: Net investment losses	(6.2)	(5.8)	(6.0)	(12.5)
Adjusted pretax income	$20.9	$21.4	$60.3	$57.1

Pretax margin	14.9%	14.4%	13.0%	10.6%
Non-GAAP adjustments:
Less: Net investment losses	(5.0)%	(4.4)%	(1.2)%	(2.6)%
Adjusted pretax margin	19.9%	18.8%	14.2%	13.2%

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Total revenues	$1,321.1	$1,612.8	$5,724.8	$7,546.9
Less: Net investment losses	(32.0)	(59.8)	(38.2)	(149.8)
Net investment income	132.0	131.9	540.2	359.1
Premiums retained by agents	455.4	598.9	1,952.2	2,829.7
Net operating revenues	$765.7	$941.8	$3,270.6	$4,507.9

Personnel and other operating expenses	$691.0	$772.9	$2,813.7	$3,428.3
Ratio (% net operating revenues)	90.2%	82.1%	86.0%	76.1%
Ratio (% total revenues)	52.3%	47.9%	49.1%	45.4%

Change in net operating revenues	$(176.1)		$(1,237.3)
Change in personnel and other operating expenses	(81.9)		(614.6)
Success Ratio(1)	47%		50%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2023

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q423	Q323	Q223	Q123	Q422
Open Orders per Day
Purchase	1,105	1,461	1,584	1,459	1,168
Refinance	325	356	355	349	363
Refinance as % of residential orders	23%	20%	18%	19%	24%
Commercial	349	399	402	412	391
Default and other	231	280	387	564	546
Total open orders per day	2,010	2,497	2,728	2,784	2,469

Closed Orders per Day
Purchase	930	1,141	1,171	936	1,081
Refinance	221	280	279	248	337
Refinance as % of residential orders	19%	20%	19%	21%	24%
Commercial	252	236	239	241	293
Default and other	219	249	315	294	310
Total closed orders per day	1,623	1,905	2,005	1,719	2,021

Average Revenue per Order (ARPO)(2)
Purchase	$3,421	$3,474	$3,472	$3,302	$3,292
Refinance	1,284	1,227	1,258	1,283	1,245
Commercial	11,001	10,763	11,614	9,926	13,780
Default and other	421	469	314	315	332

Total ARPO	$3,899	$3,653	$3,640	$3,428	$4,020

Business Days	62	63	64	62	62

(1) U.S. operations only.
(2) Average revenue per order (ARPO) defined as direct premiums and escrow fees divided by closed title orders.

Totals may not sum due to rounding.

###